UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2025
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
During its first quarter 2025 earnings presentation and in its most recent quarterly report on Form 10-Q, Harley-Davidson, Inc. (the “Company”) estimated that incremental tariffs on products between China and the U.S. would cost the Company $75-$100 million in 2025.

Following the Joint Statement on U.S.-China Economic and Trade Meeting in Geneva issued today, the Company now expects a $45 million reduction in those tariffs for a total estimated cost of $30-$55 million in incremental tariffs on products between China and the U.S. in 2025. The Company’s new expectation assumes that the incremental tariffs on products between China and the U.S. will be 30% from May 12, 2025 through August 12, 2025 and revert to 145% after the 90-day pause. If the tariff level remains at 30% for the remainder of 2025, we expect a $65 million reduction in the original incremental tariff estimate for a total estimated cost of $10-$35 million in incremental tariffs in 2025. If that $65 million reduction occurs, then the Company estimates the total impact of incremental tariffs worldwide would range from $65-$110 million in 2025.

Additionally, the Company now confirms that the HDFS transaction announced on the Company’s first quarter 2025 earnings call is continuing to progress with multiple interested parties. The Company now expects to provide details of a transaction during its second quarter 2025 earnings presentation as it targets a transaction close in the third quarter of 2025, subject to Board approval.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Harley-Davidson, Inc., the Issuer or the Guarantor “believes,” “anticipates,” “expects,” “plans,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “sees,” “feels,” “commits,” “assumes,” “envisions,” or words of similar meaning. Similarly, statements that describe or refer to future expectations, future plans, strategies, objectives, outlooks, targets, guidance, commitments, or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this Current Report on Form 8-K. The risks and uncertainties that could cause actual results to materially differ from these statements include, but are not limited to, changes in national policies and U.S. and foreign governmental actions related to tariffs or international trade agreements and failure of the HDFS transaction to materialize as expected and consistent with the expected timing and the Company’s objectives, as well as matters noted by Harley-Davidson, Inc. in its filings with the Securities and Exchange Commission (the “SEC”) including but not limited to those described under “Item 1A. Risk Factors” in the Annual Report on Form 10-K of Harley-Davidson, Inc. for the year ended December 31, 2024 filed with the SEC on February 26, 2025 and applicable updates under Item 1.A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 6, 2025, and other subsequent reports filed with the SEC, including among others, subsequent quarterly reports on Form 10-Q, for a discussion of additional risk factors. These forward-looking statements speak only as at the date each statement was made, and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances after the date of this Current Report on Form 8-K.

Additional Information Regarding the 2025 Annual Meeting of Shareholders and Where to Find It

Harley-Davidson has filed its definitive proxy statement, containing a form of WHITE proxy card, and a proxy statement supplement, with the SEC with respect to its solicitation of proxies for the Annual Meeting.

INVESTORS AND SHAREHOLDERS ARE STRONGLY URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (AS SUPPLEMENTED AND INCLUDING ANY OTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD FILED BY HARLEY-DAVIDSON AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and shareholders may obtain copies of these documents and other documents filed with the SEC by Harley-Davidson free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Harley-Davidson are also available free of charge by accessing Harley-Davidson’s website at https://investor.harley-davidson.com.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: May 12, 2025	/s/ Paul J. Krause
Paul J. Krause
Secretary